EXHIBIT 99.1

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                               FLEXIBLE SOLUTIONS

NEWS RELEASE                                                      March 31, 2015

         FLEXIBLE SOLUTIONS ANNOUNCES FULL YEAR, 2014 FINANCIAL RESULTS
                Conference call is scheduled for April 01, 2015.
                     See the time and dial in number below.



VICTORIA, BRITISH COLUMBIA, March 31, 2015 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the first quarter and full year ended December 31, 2014.

Mr. Dan O'Brien, CEO states, "In 2014 we directed our energy toward increasing sales and an orderly close of our aspartic acid project in Alberta. In the second half of the year, revenue growth resumed and the large increase in operating cash flow for the full year shows the progress we have made in streamlining operations. We believe we executed on our plan and intend to proceed the same way in 2015. We were particularly pleased with the large WaterSavr sale in Texas and we hope that sale was the first of many."

The Company recognized a $2.4million deferred income tax recovery in 2013 as a result of closing down the Alberta based aspartic acid facility. The accounting adjustment to the Statement of Operations resulted in a substantially higher net income than what the Company actually earned in that year. One should consider this large adjustment to the financial statements when comparing net income to latter or previous years. See details below.

     o Sales for the full year 2014 were $15,907,849, up 1%, when compared to $15,801,596 for full year 2013. The result was an after tax GAAP accounting net income of $403,345, or $0.03 per weighted average share, compared to an accounting net income of $1,821,634, or $0.14 per weighted average share in full year 2013(see the bullet points below to explain the significantly large net income number in 2013).

     o Non-GAAP operating cash flow: (for details see the following table). For the 12 months ending Dec. 31, 2014, net income (loss) reflects $716,290 of non-cash charges, Income Tax expense of $422,044, and when these items, items not related to current operations of the Company, are removed the Company shows positive operating cash flow of $1,541,679 or $0.12 per share. This compares with 2013 operating cash flow of $533,407, or $0.04 per share

     o The financials show a significantly higher accounting net income in 2013 versus 2014. This is largely due to a deferred tax recovery of $2,408,395 which was realized as an asset on the Balance Sheet in 2013. The Deferred Asset is the result of the commencement of the expensing of the Alberta factory against the Company's US income. Past and current factory construction and operating expenses not yet applied against FSI's US income will now be carried forward to reduce the NanoChem Division's revenue for income tax purposes.

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division. In past years, the NanoChem division sales have been less volatile quarter over quarter, however due to increasing sales to agriculture, revenue seasonality may become larger. Also new sales opportunities have appeared in the WaterSavr division as a result of the on going drought in the southern United States. Many municipalities are water stressed and are seeking ways to conserve water.
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Conference call

** CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Wednesday April 01, 2013 to discuss the financials. To attend this call, dial 888-455-2296 (or 719-325-2432). The conference call title, `Fourth Quarter 2014 Financials' maybe requested **

The above information and following table contain supplemental information regarding income and cash flow from operations for the 3 & 12 months respectively ended Dec. 31, 2014 and 2013. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
         For 3 & 12 Months Ended Dec. 31 (12 Months Operating Cash Flow)
                     (12 month audited / 3 month unaudited)
-------------------------------------------------------------------------------

                                                      3 and 12 month revenue
                                                           ended Dec. 31,
                                                       2014           2013
                                                  -----------------------------
3 month                                                  3 month revenue
-------                                           -----------------------------
Revenue NON-GAAP                                  $   3,957,623   $  3,431,433
                                                  -------------   ------------


                                                         12 month revenue
                                                  -----------------------------
12 month
Revenue GAAP                                      $ 15,907,849    $ 15,801,596
Net income (loss) GAAP                            $    403,345 a  $  1,821,634
Net income (loss) per share GAAP                  $       0.03 a  $       0.14 a

12 month weighted average shares used in
computing per share amounts - basic GAAP            13,169,991      13,169,991
                                                  ------------    ------------


The following calculations begin with: Net         12 month Operating Cash Flow
income (loss). GAAP                                       ended Dec. 31,
                                                  -----------------------------
Operating cash flow (12 month). NON-GAAP -
  Excludes: item "a" as indicated and as
  listed in the Notes below.                      $  1,541,679 b   $   533,407 c

Operating Cash flow per share (12 months) -
  basic. NON-GAAP - Excludes: item "a" as
  indicated and as listed in the Notes below.     $       0.12 b   $      0.04 c

Non-cash Adjustments (as per Consolidated
  Statement of Cash Flow)                         $    716,290 d   $  (899,450)d

12 month basic weighted average shares used in
  computing per share amounts - basic. GAAP       $ 13,169,991      13,169,991
                                                  ------------     -----------

Notes: certain items not related to "operations" of the Company have been excluded as follows.

a) Significant information. Expensing of the Alberta factory against US income began in 2013. This resulted in a much lower income tax expense as well as a deferred tax recovery asset recognized on the balance sheet for 2013. This created a significant difference in the net income (loss) posted in 2013 versus 2014.


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b)   NON-GAAP - amount excludes certain non-cash items:  depreciation($789,733), stock compensation expense($91,168), and deferred income tax recovery ($164,611), as well as interest income ($ N/A), gain on sale of equipment ($ N/A), income tax expense ($422,044). This is a 12 month number as per the financials.

c) NON-GAAP - amount excludes certain non-cash items: depreciation($1,298,616), stock compensation expense($129,155), and deferred income tax recovery($2,408,395), and write down of inventory($81,174), as well as interest income ($2,000) a gain on sale of equipment ($2,057), income tax recovery ($134,720) and exclusive distributor fee ($250,000). This is a 12 month number as per the financials.

d) NON-GAAP amount represents: depreciation, stock based compensation, write down of inventory and deferred income tax recovery per the Consolidated Statement of Cash Flows.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
               206 - 920 Hillside Ave, Victoria, BC V8T 1Z8 CANADA
                                Company Contacts

                                 Flexible Solutions International - Head Office
                                                                     Jason Bloom
                                                               Tel: 250-477-9969
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com

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visit www.flexiblesolutions.com